Avid Announces Delay in Filing Form 10-Q for Third Quarter of 2005

 Tewksbury, MA - November 10, 2005 - Avid Technology, Inc. (NASDAQ: AVID) today announced that it is delaying the filing of its financial results on Form 10-Q for the three-month period ended September 30, 2005 to allow the company additional time to determine the appropriate revenue recognition for a portion of the revenue attributable to its new consumer video division, which was recently acquired in a merger with Pinnacle Systems, Inc. This revenue substantially relates to partial shipments to European resellers of available consumer video products to fulfill orders placed during the third quarter. Revenue reported by the company in its third quarter earnings release included the value of these consumer products actually shipped to the resellers. The company is evaluating whether revenue recognized on partial shipments must be deferred until the orders are completely delivered. As the company gathers data to support its previously released third quarter revenue, it expects that revenue determined to be not recordable in the third quarter, if any, will be fully recognized in the fourth quarter of 2005. Avid will be filing a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission later today in connection with the delay in filing its Quarterly Report on Form 10-Q.

 The above release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about Avid's future performance. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and other similar expressions help identify forward-looking statements. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements including, Avid's ability to complete the assessment of the appropriate revenue recognition for the revenue attributable to its new consumer video division described above on a timely basis, the results of such assessment, Avid's ability to recognize the revenue during the fourth quarter of 2005, any amendments to previous filings required as a result of that assessment, and the other factors set forth under the caption "Certain Factors That May Affect Future Results" in Avid's Form 10-Q for the quarter ended June 30, 2005, and other filings with the SEC. In addition, the forward-looking statements contained herein represent Avid's estimate only as of today and should not be relied upon as representing Avid's estimate as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimate changes.


 About Avid Technology, Inc.
 Avid Technology, Inc. is the world leader in digital nonlinear media creation, management, and distribution solutions, enabling film, video, audio, animation, games, and broadcast professionals to work more efficiently, productively, and creatively. For more information about the company's Oscar(R), Grammy(R), and Emmy(R) award-winning products and services, please visit: www.avid.com.

 (c)2005 Avid Technology, Inc. All rights reserved. Avid, Digidesign, Film Composer, M-Audio, Mbox, Pinnacle Studio and Pro Tools are either registered trademarks or trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. Avid received an Oscar statuette representing the 1998 Scientific and Technical Award for the concept, design, and engineering of the Avid Film Composer(R) system for motion picture editing. Digidesign, Avid's audio division, received an Oscar statuette representing the 2003 Scientific and Technical Award for the design, development, and implementation of its Pro Tools(R) digital audio workstation. Oscar is a trademark and service mark of the Academy of Motion Picture Arts and Sciences. Emmy is a registered trademark of ATAS/NATAS. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc. All other trademarks contained herein are the property of their respective owners.